EXHIBIT 99.1

GeoPharma CEO Issues Statement and Announces Conference Call

Largo, FL – December 02, 2004 – GeoPharma, Inc. (NASDAQ:GORX) - Due to the confusion caused after the Company’s press release on December 1, 2004, the Company announces a conference call scheduled for 4:30 pm, Thursday, December 2, 2004 where participants can call in at 1-800-299-6183, passcode 54864936.

In an earlier press release (July 2004) GeoPharma, Inc had announced the results of a double blind clinical study of their product (MF5232; now called Mucotrol™). On December 1, 2004, a press release was issued by the Company after receiving FDA Section 510(k) premarket approval noting that the FDA approval allows for the marketing of the medical device based on the FDA’s finding of the device being “substantially equivalent to legally marketed predicate devices.” The Company’s application to the FDA requested approval for this prescription device to be approved to be marketed for the mechanical action indicated for the management of pain by soothing oral lesions caused by chemotherapy or radiotherapy mucositis / stomatitis, oral irritations due to oral surgery, braces or dentures in addition to diffuse apthous ulcers. Although it is estimated that approximately 300,000 cancer patients in the U.S. suffer from mucositis, revenues from the Company’s distribution of Mucotrol™ can not be estimated at this time.

The Company is very much appreciative of our shareholders for their continued support and confidence in light of a number of news organization publishing confusing and conflicting information about the Company. In addition, we will be filing Form-8K containing information about the FDA approval.